EXHIBIT 21
LINCOLN ELECTRIC HOLDINGS, INC. AND SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT
The Company’s subsidiaries and joint ventures are listed in the following table:

	Country of	Percent
Name	Incorporation	Ownership
A. B. Arriendos S.A.	Chile	50
C.I.F.E. S.r.l.	Italy	100
Harris Calorific GmbH	Germany	100
Harris Calorific International Sp. Zoo	Poland	100
Harris Calorific Limited	Ireland	100
Harris Calorific S.r.l.	Italy	100
Harris Corporation, S. de R.L. de C.V.	Mexico	100
Harris-Euro S.L.	Spain	100
Inversiones LyL S.A.	Chile	50
J.W. Harris Co., Inc.	United States	100
Kaynak Teknigi Sanayi ve Ticaret A.S.	Turkey	50
Kuang Tai Metal Industrial Co., Ltd.	Taiwan	35
Lincoln Canada Holdings ULC	Canada	100
Lincoln Electric (Shanghai) Trading and Warehousing Co., Ltd.	China	100
Lincoln Electric UK Holdings Limited	United Kingdom	100
Lincoln Electric UK Limited	United Kingdom	100
Lincoln Electric Argentina, S.A.	Argentina	100
Lincoln Electric Bester S.A.	Poland	99
Lincoln Electric Company of Canada GP Limited	Canada	100
Lincoln Electric Company of Canada LP	Canada	100
Lincoln Electric Cyprus, Ltd	Cyprus	100
Lincoln Electric do Brasil Industria e Comercio Ltda.	Brazil	100
Lincoln Electric Europe B.V.	The Netherlands	100
Lincoln Electric Europe, S.L.	Spain	100
Lincoln Electric France S.A.S.	France	100
Lincoln Electric International Holding Company	United States	100
Lincoln Electric Italia S.r.l.	Italy	100
Lincoln Electric Company (India) Pte. Ltd.	India	100
Lincoln Electric Luxembourg Sarl.	Luxembourg	100
Lincoln Electric Manufactura, S.A. de C.V.	Mexico	100
Lincoln Electric Maquinas S. de R.L. de C.V.	Mexico	100
Lincoln Electric Mexicana, S.A. de C.V.	Mexico	100
Lincoln Electric Norge A.S.	Norway	100
Lincoln Electric North America, Inc.	United States	100
Lincoln Electric Sverige AB	Sweden	100
Lincoln Electric Venezuela, C.A.	Venezuela	100
Lincoln Global Holdings LLC	United States	100
Lincoln Global, Inc.	United States	100
Lincoln Smitweld B.V.	The Netherlands	100
Lincoln Smitweld Belgium S.A.	Belgium	100
Lincoln Smitweld GmbH	Germany	100
Lincoln Soldaduras de Colombia	Colombia	100
Lincoln Soldaduras de Venezuela S.A.	Venezuela	100
Lincoln-KD, S.A.	Spain	100
Metrode Products Limited	United Kingdom	100
PT Lincoln Electric Indonesia	Indonesia	78
Shanghai Lincoln Electric Co. Ltd.	China	85
Smart Force, LLC	United States	100
Tenwell Development Pte. Ltd.	Singapore	21
The Lincoln Electric (Inner Mongolia) Welding Co., Ltd.	China	70
The Lincoln Electric Company	United States	100
The Lincoln Electric Company (Asia Pacific) Pte. Ltd.	Singapore	100
The Lincoln Electric Company (Australia) Proprietary Limited	Australia	100
Uhrhan & Schwill Schweisstechnik GmbH	Germany	100
Welding, Cutting, Tools & Accessories, LLC	United States	100